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                                                                   EXHIBIT 23

              Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38285) pertaining to Vision Twenty-One, Inc. 1996 Stock Incentive Plan of our report dated March 11, 1998, with respect to the consolidated financial statements and schedules of Vision Twenty-One, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

/s/Ernst & Young LLP
Tampa, Florida
March 31, 1998